UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300 (Registrants’ telephone number, including area code)

Not applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐       Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On May 25, 2017, Summit Hotel Properties, Inc. (the “Company”) and its operating partnership, Summit Hotel OP, LP (the “Operating Partnership”), entered into separate sales agreements (collectively, the “Sales Agreements”) with each of Robert W. Baird & Co. Incorporated, Raymond James & Associates, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., RBC Capital Markets, LLC, KeyBanc Capital Markets Inc., Canaccord Genuity Inc., Jefferies LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, and BTIG, LLC (collectively, the “Sales Agents”), pursuant to which the Company may sell the Company’s shares of common stock, $0.01 par value per share, having an aggregate offering price of up to $200,000,000 (the “Shares”), from time to time through the Sales Agents, each acting as a sales agent and/or principal. At the same time, the Company terminated each of the sales agreements entered into in connection with its prior at-the-market offering program, which was established in August 2016 and under which 6,151,514 shares of the Company’s common stock were sold for net proceeds of approximately $89.1 million.

Pursuant to the Sales Agreements, the Shares may be offered and sold through any Sales Agent in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or, with the prior consent of the Company, in privately negotiated transactions. Each Sales Agent will be entitled to compensation equal to up to 2.0% of the gross proceeds of the Shares sold through such Sales Agent from time to time under the related Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreements and may at any time suspend solicitations and offers under, or terminate, any of the Sales Agreements.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-212118). The Company filed a prospectus supplement, dated May 25, 2017, to the prospectus, dated June 20, 2016, with the Securities and Exchange Commission (the “SEC”) in connection with the offer and sale of the Shares.

The form of Sales Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description herein of the material terms of the Sales Agreements is qualified in its entirety by reference to that exhibit. For a more detailed description of the Sales Agreements, see the disclosure under the caption “Plan of Distribution (Conflicts of Interest)” contained in the Company’s prospectus supplement, dated May 25, 2017, relating to the offering of the Shares referred to above, which was filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which disclosure is hereby incorporated herein by reference.

In connection with entering into the Sales Agreements and filing the prospectus supplement referred to above, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of its Maryland counsel, Venable LLP.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
5.1	Opinion of Venable LLP, dated August 3, 2015, regarding the legality of the Shares.

10.1	Form of Sales Agreement, dated May 25, 2017, by and among the Company, the Operating Partnership and each of the Sales Agents.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
(Registrant)

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: May 25, 2017		Executive Vice President, General Counsel, Chief Risk Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Venable LLP, dated August 3, 2015, regarding the legality of the Shares.

10.1	Form of Sales Agreement, dated May 25, 2017, by and among the Company, the Operating Partnership and each of the Sales Agents.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).